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                                                                   EXHIBIT 10.15

            PATRIOT AMERICAN HOSPITALITY OPERATING PARTNERSHIP, L.P.

                               FIFTH AMENDMENT TO
                        AGREEMENT OF LIMITED PARTNERSHIP


     This Fifth Amendment is made as of September 30, 1997 by and among Patriot American Hospitality Operating Company, a Delaware corporation, as general partner (the "General Partner") of Patriot American Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), and as attorney-in-fact for each of the limited partners of the Partnership (collectively, the "Limited Partners"), and Karim Alibhai (the "Contributor") for the purpose of amending the Agreement of Limited Partnership of the Partnership dated June 27, 1997, as amended to date (the "Partnership Agreement"). All capitalized terms used herein and not defined shall have the respective meanings ascribed to them in the Partnership Agreement.

     WHEREAS, the Contributor has made certain Capital Contributions to the Partnership;

     WHEREAS, the General Partner desires to accept such additional Capital Contributions;

     WHEREAS, in connection with such Capital Contributions the General Partner desires to create a series of Class C Preferred Limited Partner Units of the Partnership and to make certain conforming changes to the Partnership Agreement;

     WHEREAS, the General Partner has determined that such amendment is not adverse to the Limited Partners;

     NOW, THEREFORE, the General Partner undertakes to implement the following amendments to the Partnership Agreement pursuant to the authority granted to the General Partner under Section 4.02(a) of the Partnership Agreement:

Section 1.  Amendments to Text of Partnership Agreement.
            -------------------------------------------

Article I, Defined Terms is amended to add the following definitions of "Class C Preferred Unit" and "Class C Preferred Unit Holder" and to replace the current definition of "Percentage Interest" with the definition of that term described below. All other terms defined in Article I shall remain in full force and effect.

          "Class C Preferred Unit" means a limited partnership interest represented by a fractional, undivided share of the Partnership Interests of all Partners issued hereunder which has the rights, preferences and other privileges designated herein. The allocation of Class C Preferred Units among the Partners shall be set forth on Exhibit A, as may be amended
                                                    ---------
     from time to time.
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          "Class C Preferred Unitholder" means a limited partner that holds
     Class C Preferred Units.

          "Percentage Interest" means the percentage ownership interest in the Partnership of each Partner, as determined by dividing the Partnership Units owned by a Partner (including any outstanding Preferred Units of any series or class) by the total number of Partnership Units outstanding (including any outstanding Preferred Units of any series or class). The Percentage Interest of each Partner shall be as set forth on Exhibit A, as
                                                                  ---------
     may be amended from time to time. For purposes of applying Section 5.01(a)(1)(v), however, a Partner's Percentage Interest shall not include the number of any Class C Preferred Units held by the Partner. For purposes of applying Section 5.02(a), a Partner's Percentage Interest shall not include the number of any Class B or Class C Preferred Units held by the Partner.

     Section 4.02(d) of the Partnership Agreement is deleted and replaced with the following:

               (d)  Exchange of Preferred Units.
                    ---------------------------

                    (i) In the event the General Partner acquires Class B Preferred Units from the Preferred Unitholders (in exchange for cash or Company Shares), the Partnership shall, as soon as practicable thereafter, exchange each Class B Preferred Unit held by the General Partner for such number of Partnership Units which are not designated as Preferred Units, as determined by the Conversion Factor then in effect.

                    (ii) If REIT Class B Preferred Units are converted into preferred stock of Patriot REIT, then the Class B Preferred Units shall be converted into preferred stock of the Company having the same designations, preferences and other rights as the Class B Preferred Units, provided, however, that no such conversion will occur unless the Company has the authority to issue such preferred stock.

     Section 5.01(a) of the Partnership Agreement is deleted and replaced with the following:

          5.01 ALLOCATION OF PROFIT AND LOSS.
               -----------------------------

               (a)  General.  Profit and Loss of the Partnership for each fiscal
                    -------
     year of the Partnership shall be allocated among the Partners as follows:

               (1)  Profit of the Partnership shall be allocated:

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                    (i)    first, among the Class C Preferred Unitholders until
               the excess of the Loss allocated to such Preferred Unitholders under Section 5.01(a)(2)(iii), over the Profit allocated to such Preferred Unitholders under this Section 5.01(a)(1)(i), is equal to zero, in each case on a cumulative basis for all fiscal years of the Partnership;

                    (ii) second, among the Class C Preferred Unitholders in proportion to their respective Percentage Interests until the excess of the Profit allocated to such Preferred Unitholders under this Section 5.01(a)(1)(ii) over the Loss allocated to such Preferred Unitholders under Section 5.01(a)(2)(i) is equal to the distributions to such Preferred Unitholders under Section 5.02(a)(1), in each case on a cumulative basis for all fiscal years of the Partnership;

                    (iii) third, among the Class A Preferred Unitholders until the excess of the Loss allocated to the Class A Preferred Unitholders under Section 5.01(a)(2)(ii), over the Profit allocated to the Class A Preferred Unitholders under this Section 5.01(a)(1)(iii), is equal to zero, in each case on a cumulative basis for all fiscal years of the Partnership;

                    (iv) fourth, among the Class A Preferred Unitholders in proportion to their respective Percentage Interests until the excess of the Profit allocated to the Class A Preferred Unitholders under this Section 5.01(a)(1)(iv) over the Loss allocated to the Class A Preferred Unitholders under Section 5.01(a)(2)(i) is equal to the distributions to such Class A Preferred Unitholders under Section 5.02(a)(2), in each case on a cumulative basis for all fiscal years of the Partnership; and

                    (v) thereafter, among the Partners in accordance with their respective Percentage Interests.

               (2)  Loss of the Partnership shall be allocated:

                    (i) first, between the Class C Preferred Unitholders, as a class, and the Partners other than the Class C Preferred Unitholders, as a class, in proportion to the aggregate positive Capital Account balances of the two classes of Partners (making appropriate adjustments in the case of a Class C Preferred Unitholder who also holds Partnership Units of another class, and also, solely for purposes of this allocation, subtracting from the aggregate Capital Account balance of the Class C Unitholders an amount equal to the product of the Class C Preference Amount and the number of Class C Preferred Units). Allocations of Loss among the Class C Preferred Unitholders pursuant to this Section 5.01(a)(2)(i) shall

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               be made in proportion to their respective Percentage Interests until their Adjusted Capital Account balances contain only an amount equal to the product of the Class C Preference Amount and the number of such Preferred Units held by each such Unitholder. Allocations of Loss among the Partners other than the Class C Preferred Unitholders pursuant to this Section 5.01(a)(2)(i) shall be made in accordance with their respective Percentage Interests until the balances of their Adjusted Capital Accounts are equal to zero (or, with respect to the Class A Preferred Unitholders, their Adjusted Capital Account balances contain only the Agreed Value of their Capital Contributions);

                    (ii) second, among the Class A Preferred Unitholders in proportion to their respective Percentage Interests until the balances of their Adjusted Capital Accounts are equal to zero; and

                    (iii) third, among the Class C Preferred Unitholders in proportion to their respective Percentage Interests until the balances of their Adjusted Capital Accounts are equal to zero.

     Section 5.02 of the Partnership Agreement is deleted and replaced with the following:

          5.02 OPERATING DISTRIBUTIONS.
               -----------------------

               (a) Except as otherwise provided in Section 5.06, cash available for distribution by the Partnership shall be distributed as follows:

                    (1) First, if there are any Class C Preferred Units outstanding on any record date for payment of a REIT Share dividend or Company Share dividend, the General Partner shall distribute to the Class C Preferred Unitholder(s) of record on such date (concurrently with the payment of the applicable dividend), an amount with respect to each Class C Preferred Unit equal to the Class C Preferred Distribution Amount, plus the amount of any Special Class C Distribution Amount then outstanding.

                    (2) Second, if there are any Class A Preferred Units outstanding on any record date for payment of a REIT Share dividend, the General Partner shall distribute to the Class A Preferred Unitholder(s) of record on such date (concurrently with the payment of such dividend) an amount with respect to each such Class A Preferred Unit equal to the Class A Preferred Distribution Amount.

                    (3) Third, if there are any Class B Preferred Units outstanding on any record date for payment of a Company Share dividend, the

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          General Partner shall distribute to the Class B Preferred
          Unitholder(s) of record on such date (concurrently with the payment of such distribution) an amount with respect to each such Class B Preferred Unit equal to the Class B Preferred Distribution Amount.

                    (4) Fourth, the General Partner shall distribute any remaining cash available for distribution on a quarterly (or, at the election of the General Partner, more frequent) basis, in an amount determined by the General Partner in its sole discretion, to the Partners who are Partners on the Partnership Record Date for such quarter (or other distribution period) in accordance with their respective Percentage Interests on the Partnership Record Date. For purposes of this Section 5.02(a)(4), Percentage Interests shall not include any Class B or Class C Preferred Units, but shall include Class A Preferred Units.

               (b) In no event may a Partner receive a distribution of cash with respect to a Partnership Unit if such Partner is entitled to receive a dividend with respect to a Company Share or a REIT Share for which all or part of such Partnership Unit has been or will be exchanged.

     Section 5.08 of the Partnership Agreement is deleted and replaced with the following:

     5.08 ADDITIONAL DISTRIBUTIONS PROVISIONS AND DEFINITIONS RELATING TO
          ---------------------------------------------------------------
          PREFERRED UNITS.
          ---------------

          Notwithstanding any other provision to the contrary in this Agreement, as long as there remain any Preferred Units outstanding (of any class or series), the following additional distribution provisions and definitions shall apply.

     (a) "Class A Preferred Distribution Amount" shall mean, for any quarter or other period with respect to which a REIT Share dividend is paid and a distribution is required to be made pursuant to Section 5.02(a)(3), an amount per Class A Preferred Unit equal to the amount of such dividend per REIT Share. The General Partner agrees that, without the consent of a majority of the Class A Preferred Unit Holders (such consent not to be unreasonably withheld or delayed provided all Class A Preferred Distribution Amounts are current), it will use reasonable efforts to limit its borrowings from the REIT Partnership or other sources so that the Partnership has at all times sufficient borrowing capacity to discharge its obligations with respect to the Class A Preferred Distribution Amounts.

     (b) "Class B Preferred Distribution Amount" shall mean, for any quarter or other period with respect to which a Company Share dividend is paid and a

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          distribution is required to be made pursuant to Section 5.02(a)(4), an amount equal to such amount that if it were the sole amount distributed on a Class B Preferred Unit pursuant to Section 5.02(a)(4) for such quarter or other period would provide the Class B Preferred Unitholder with a distribution on such Class B Preferred Unit equal to 103% of the corresponding Company Share dividend to be paid for such quarter or other period. Notwithstanding the foregoing, the Class B Preferred Distribution Amount with respect to any Class B Preferred Unitholder shall not exceed the Class B Preferred Unitholder's Capital Account balance (after reducing such balance to reflect the items described in Regulations section 1.704-1(b)(ii)(2)(d)(4), (5) and (6) and after increasing such Capital Account balance to reflect such Class B Preferred Unitholder's shares of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain), determined as of the date of the relevant distribution.

     (c) "Class C Preferred Distribution Amount" shall mean, for any quarter or other period with respect to which a REIT Share dividend or a Company Share dividend is paid, an amount per Class C Preferred Unit equal to the amount of such dividend(s) per REIT Share and/or Company Share. The Class C Preferred Distribution Amount shall be cumulative, and shall be deemed to be in arrears and shall accrue if not distributed by the Partnership at the time such REIT Share dividend or Company Share dividend is paid. The Class C Preferred Distribution Amount shall also be appropriately adjusted in the case of an event that causes the Conversion Factor to be adjusted. In the event that a dividend is paid with respect to REIT Shares or Company Shares in a form that the adjustment provided by the foregoing sentence does not address (for example, a distribution of shares of a subsidiary corporation in a spinoff transaction), to the extent commercially reasonable, the Class C Distribution Amount shall be made in the same form as the dividend on REIT Shares or Company Shares, as applicable, and otherwise shall be made in an alternate form, or in an amount of cash, that provides economic value to the Class C Unitholders substantially equivalent to the relevant dividend. The General Partner agrees that, unless the condition is waived by Class C Preferred Unitholders holding more than 50% of the Class C Preferred Units (such consent not to be unreasonably withheld or delayed provided all Class C Preferred Distribution Amounts and Special Class C Distribution Amounts are current) it will use commercially reasonable efforts to limit its borrowings from the REIT Partnership or other sources so that the Partnership has at all times sufficient borrowing capacity to discharge its obligations with respect to the Class C Preferred Distribution Amount and the Special Class C Distribution Amount, including without limitation the payment of distributions in the amount of and at the time of the relevant REIT Share and Company Share dividends.

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     (d)  "Special Class C Distribution Amount" shall mean, in the event that the Partnership fails to distribute the full amount of the Class C Preferred Distribution Amount for any period with respect to which a REIT Share dividend or Company Share dividend is paid, an amount equal to the difference between (x) the annual rate (calculated on the basis of actual days elapsed from the date on which the relevant distribution should have been made) of .15 (15%) times the Class C Preferred Distribution Amount (which includes accrued but undistributed amounts from prior periods) and (y) any partial distribution of the Class C Preferred Distribution Amount actually made with respect to such period.

     (e) "Class C Preference Amount" shall mean $23.25 plus any accrued but undistributed Class C Preferred Distribution Amount and plus any accrued but undistributed Special Class C Distribution Amount.

     Section 11.01(a) is replaced with the following:

               (a) any amendment affecting the operation of the Conversion Factor or the Redemption Right (except as provided in Section 8.05(f) or 7.01(e) hereof) in a manner adverse to the Limited Partners;

     The following Section 11.03 is added to the Partnership Agreement:

          11.03  VOTING RIGHTS OF CLASS C PREFERRED UNITHOLDERS.
                 ----------------------------------------------
     Notwithstanding the provisions of Section 11.02, the holders of record of Class C Preferred Units shall be entitled to vote on any matter on which Limited Partners are entitled to vote. In addition, the holders of Class C Preferred Units shall have the right to vote as a separate class of Partnership Units on the following, each of which shall require the consent of holders of record of Class C Preferred Units representing more than 50% of the Class C Preferred Units:

               (a) Any amendment creating or resulting in any class of Units with the right to receive distributions in priority to the distributions on Class C Preferred Units, including without limitation priority as to time of payment;

               (b) Any amendment that would adversely affect the rights of the Class C Preferred Unitholders to receive the distributions payable with respect to the Class C Preferred Units hereunder;

               (c) Any amendment that would materially and adversely alter the Partnership's allocations of Profit and Loss with respect to Class C Preferred Units; and

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               (d)  Any amendment that imposes on the Class C Preferred
     Unitholders (in their capacity as such) any obligation to make Additional Capital Contributions to the Partnership.

     For purposes of clarifying the foregoing, the voting rights of the Class C Preferred Unitholders shall not include any voting rights with respect to amendments to the Agreement with respect to the issuance of interests in the Partnership that are entitled to receive operating distributions in parity to, or junior to the operating distributions with respect to Class C Preferred Units, or with respect to the issuance of interests in the Partnership that are entitled to liquidating distributions in preference to liquidating distributions on Class C Preferred Units.

Section 2.     Acceptance of Capital Contributions.
               -----------------------------------

     (a) The General Partner hereby accepts the Capital Contributions of the Contributor. The Contributor is already a Limited Partner of the Partnership. In consideration of such Capital Contributions and pursuant to Section 4.02(a)(i) of the Partnership Agreement, the General Partner hereby issues to the Contributor the number of Class C Preferred Units listed on Schedule A
                                                                ----------
attached hereto. The Agreed Value of the Capital Contributions of the Contributor with respect to the Class C Preferred Units shall be equal to the number of Class C Preferred Units issued to the Contributor, multiplied by the average of the daily market price of Paired Shares for the ten consecutive trading days immediately preceding the date of this Fifth Amendment, which market price shall be determined in accordance with the procedures set forth in the definition of "Cash Amount" in the Partnership Agreement.

     (b) The issuance of such Class C Preferred Units shall become effective as of the date of this Fifth Amendment, which will also be the date upon which such issuances are recorded on the books and records of the Partnership.

Section 3.     Amendment to Partnership Agreement.  Pursuant to Article XI of
               ----------------------------------
the Partnership Agreement, the General Partner hereby amends the Partnership Agreement by deleting Exhibit A in its entirety and replacing it with Exhibit A
                      ---------                                       ---------
attached hereto.

Section 4.     Defined Terms.  Capitalized terms used without definition in this
               -------------
Fifth Amendment shall have the meanings set forth in the Partnership Agreement.

Section 5.     Partnership Agreement.  The Partnership Agreement and this Fifth
               ---------------------
Amendment shall be read together and shall have the same effect as if the provisions of the Partnership Agreement and this Fifth Amendment were contained in one document.

                                 [End of Page]

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     IN WITNESS WHEREOF, the General Partner has executed this Fifth Amendment as of the date first written above.

                                   GENERAL PARTNER

                                   PATRIOT AMERICAN HOSPITALITY
                                   OPERATING COMPANY


                                   /s/ Rex E. Stewart
                                   ------------------
                                   By:  Rex E. Stewart
                                   Its: Chief Financial Officer



                                   LIMITED PARTNERS

                                   By: PATRIOT AMERICAN
                                       HOSPITALITY OPERATING
                                       COMPANY, as attorney-in-fact for
                                       each of the Limited Partners, other
                                       than the Contributor


                                   /s/ Rex E. Stewart
                                   ------------------
                                   By:  Rex E. Stewart
                                   Its: Chief Financial Officer


                                   CONTRIBUTOR



                                   /s/ Karim Alibhai
                                   -----------------
                                   Karim Alibhai
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                                  Schedule A
                                  ----------


                                                       Class C Preferred
                                                       -----------------
Contributor                                                  Units
-----------                                                  -----

Karim Alibhai                                               476,682